SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                              CNB BANCORP, INC.
   (Exact Name of Registrant as specified in its Articles of Incorporation)

        New York                                       14-1709485
(State of Incorporation)                     (IRS Employer Identification No.)

                             10-24 N. Main Street
                                P. O. Box 873
                         Gloversville, New York 12078
         (Address of principal executive offices, including zip code)

                     CNB Bancorp, Inc. Stock Option Plan
                             (Full Title of Plan)

                      Mr. WILLIAM N. SMITH
                      Chairman, President and
                      Chief Executive Officer
                      CNB Bancorp, Inc.
                      10-24 North Main Street
                      Gloversville, New York  12078
                      (518) 773-7911
                   (Name and address of agent for service)

                Copies to:
                      Edwin L. Herbert, Esq.
                      Werner & Blank Co., L.P.A.
                      7205 West Central Avenue
                      Toledo, Ohio  43617
                      (419) 841-8051


                                 CALCULATION OF REGISTRATION FEE

------------------------------   --------------   ----------------   ------------------   ----------------
                                                  Proposed Maximum   Proposed Maximum
Title of Securities              Amount to be     Offering Price     Aggregate Offering   Amount of
to be Registered                 Registered<F1>   per Share<F2>      Price<F3>            Registration Fee
-----------------------------    --------------   ----------------   ------------------   ----------------

Common Stock, par value $2.50    240,000          $28.125            $6,113,733.70        $1,615.00


<F1> Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock, par value $2.50 per share ("Common Stock"), of CNB Bancorp, Inc. (the "Company" or "Registrant") registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

<F2> The average of the bid and ask prices of the Common Stock as of November
7, 2000.

<F3> Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) under the Securities Act of 1933 ("Securities Act"), based upon (a) the prices at which options awarded under the CNB Bancorp, Inc. Stock Option Plan (the "Plan") may be exercised and, (b) as to shares of Common Stock available under the Plan but not covered by outstanding options, the average of the bid and ask prices of the Common Stock as of November 7, 2000. Options covering 98,250 shares of Common Stock at an exercise price of $23.67 per share have been awarded under the Plan. Options covering 105,900 shares of Common Stock at an exercise price of $26.25 per share have been awarded under the Plan. There are 35,850 shares of Common Stock that remain for options to be awarded under the Plan.



                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

(a) The Company's Annual Report on Form 10-K for the year ended December
31, 1999.

(b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to in clause (a) above.

(c) The description of the Common Stock of the Company contained in the Company's Current Report on Form 8-K filed on July 15, 1999.

(d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.


Item 4. Description of Securities

Not applicable because the Common Stock is registered under Section 12 of the Exchange Act.


Item 5. Interests of Named Experts and Counsel.

Not applicable.


Item 6. Indemnification of Directors and Officers.

Under the New York Business Corporation Law ("NYBCL"), a corporation may indemnify its directors and officers made, or threatened to be made, a party to any action or proceeding, except for stockholder derivative suits, if such director or officer acted in good faith, for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to, the best interests of the corporation, and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. In the case of stockholder derivative suits, the corporation may indemnify a director or officer if he or she acted in good faith for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraph may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct by (i) the disinterested directors if a quorum is available, (ii) the board upon the written opinion of independent legal counsel or (iii) the stockholders.

The indemnification described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or bylaws or when authorized by (i) such certificate of incorporation or bylaws; (ii) a resolution of stockholders, (iii) a resolution of directors or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Article V of the Bylaws of the Company provides that the directors, officers, employees and agents of the Company shall be indemnified to the fullest extent permitted by the NYBCL. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions. Directors and officers also may be indemnified pursuant to the terms of various employee benefit plans of the Company. In addition, the Company carries a liability insurance policy for its directors and officers.


Item 7. Exemption from Registration Claimed.

Not applicable because no restricted securities will be reoffered or resold pursuant to this Registration Statement.


Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

    Number        Exhibit

    4*            Certificate of Incorporation of CNB Bancorp, Inc.

    5 Opinion of Werner & Blank Co., L.P.A. as to the legality of the securities

    23.1          Consent of Werner & Blank Co., L.P.A.
                  (contained in the opinion included as Exhibit 5)

    23.2          Consent of KPMG

    24            Power of Attorney

* Incorporated by reference to the Registrant's filing on Form 10-K dated March 24, 1989.

Item 9. Undertakings.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or in most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gloversville, State of New York, on November 7, 2000.

                                    CNB Bancorp, Inc.

                                    By: /s/ William N. Smith
                                        --------------------
                                        William N. Smith, Chairman, President
                                        and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                            Date

/s/ William N. Smith
--------------------
William N. Smith         Chairman of the Board of         November 7, 2000
                         Directors, President and
                         Chief Executive Officer
                         (Principal Executive Officer
                         and Director)

/s/ George A. Morgan
--------------------
George A. Morgan         Vice President, Secretary        November 7, 2000
                         and Director
                         (Principal Financial Officer
                         and Director)

/s/ Michael J. Frank
--------------------
Michael J. Frank         Treasurer                        November 7, 2000
                        (Principal Accounting Officer)


Directors*

Timothy E. Delaney
Clark Easterly, Sr.
Brian K. Hanaburgh
Theodore E. Hoye, III
Robert L. Maider
John C. Miller
Frank E. Perrella
Deborah H. Rose
Richard D. Ruby
Clark D. Subik

* For each of the above directors pursuant to power of attorney filed with this Registration Statement.

By: /s/ George A. Morgan                                  November 7, 2000
    --------------------
    George A. Morgan
    (pursuant to power of attorney)

                                EXHIBIT INDEX

4*       Certificate of Incorporation of CNB Bancorp, Inc.

5 Opinion of Werner & Blank Co., L.P.A. as to the legality of the securities

23.1     Consent of Werner & Blank Co., L.P.A.
         (contained in the opinion included as Exhibit 5)

23.2     Consent of KPMG

24       Power of Attorney

* Incorporated by reference to the Registrant's filing on Form 10-K dated March 24, 1989.

                                  Exhibit 5

October 27, 2000

Board of Directors
CNB Bancorp, Inc.
10-24 N. Main Street
Gloversville, New York  12078

Re:       Registration Statement on Form S-8 for
          240,000 Shares of Common Stock

Ladies and Gentlemen:

          We have acted as special counsel to CNB Bancorp, Inc., a New York corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of 240,000 shares of common stock, par value $2.50 per share ("Common Stock"), to be issued upon the exercise of options ("Options") granted pursuant to the CNB Bancorp, Inc. Stock Option Plan (the "Plan"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result or a stock split, stock dividend or similar adjustment of the outstanding Common Stock. We have been requested to furnish an opinion to be included as an exhibit to the Registration Statement.

          In this regard, we have reviewed the Registration Statement and Prospectus for the Plan, the Articles of Incorporation and Bylaws of the Corporation, the Plan, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of public officials, officers and representatives of the Corporation as we have deemed applicable or relevant as a basis for the opinion set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respect of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

          For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the exercise of the Options will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of the Options; (ii) on the dates the Options are exercised, the Options will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

          Based on the foregoing, and subject to the assumption set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the exercise of the Options, upon receipt by the Corporation of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                              Very truly yours,

                                              /s/ WERNER & BLANK CO., L.P.A.

                                                               Exhibit 23.2

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of CNB Bancorp, Inc. of our report dated February 4, 2000 relating to the consolidated statements of condition of CNB Bancorp, Inc. and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the Annual Report on Form 10-K of CNB Bancorp, Inc.


                                                 /s/ KPMG, LLP
                                                 -------------
                                                 KPMG, LLP

Albany, NY
November 6, 2000

                                                               Exhibit 24

         Know all men by these presents that each person whose name is signed below has made, constituted and appointed, and by this instrument does make, constitute and appoint George A. Morgan his true and lawful attorney with full power of substitution and resubstitution to affix for him and in his name, place and stead, as attorney-in-fact, his signature as director or officer, or both, of CNB Bancorp, Inc., a New York corporation (the "Company"), to a Registration Statement on Form S-8 registering under the Securities Act of 1933, common stock to be sold under the CNB Bancorp, Inc. Stock Option Plan, and to any and all amendments, post-effective amendments and exhibits to that Registration Statement, and to any and all applications and other documents pertaining thereto, giving and granting to such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he might or could do if personally present, and hereby ratifying and confirming all that said attorney-in-fact or any such substitute shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Power of Attorney has been signed at Gloversville, New York, this 28 day of August, 2000.

/s/ Timothy E. Delaney                           Director
----------------------
Timothy E. Delaney

/s/ Clark Easterly, Sr.                          Director
-----------------------
Clark Easterly, Sr.

/s/ Brian K. Hanaburgh                           Director
----------------------
Brian K. Hanaburgh

/s/ Theodore E. Hoye, III                        Director
-------------------------
Theodore E. Hoye, III

/s/ Robert L. Maider                             Director
--------------------
Robert L. Maider

/s/ John C. Miller                               Director
------------------
John C. Miller

/s/ Frank E. Perrella                            Director
---------------------
Frank E. Perrella

/s/ Deborah H. Rose                              Director
-------------------
Deborah H. Rose

/s/ Richard D. Ruby                              Director
-------------------
Richard D. Ruby

/s/ William N. Smith
--------------------
William N. Smith                                 Chairman, President,
                                                 Chief Executive Officer
                                                 and Director

/s/ Clark D. Subik                               Director
------------------
Clark D. Subik